Exhibit 10.8

Execution Version

EQUITYHOLDERS ADDITIONAL AGREEMENT

This equityholders additional agreement (the “Agreement”) is entered into on May 7, , 2012 between: 1) Paldwick S.A. (jointly with MM, MU, NN and GE (as defined below), “Paldwick”), a corporation (sociedad anónima) duly incorporated and validly existing under the laws of the Oriental Republic of Uruguay, represented in this act by the individual or individuals who sign at the end of this instrument and acting in the capacity therein stated; 2) Martín Migoya, Argentinean, Argentine I.D. (D.N.I.) No. 20,252,614; represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (hereinafter, “MM”); 3) Martín Gonzalo Umaran, Argentinean, Argentine I.D. (D.N.I.) No. 20,233,654; represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (hereinafter, “MU”); 4) Néstor Augusto Nocetti, Argentinean, Argentine I.D. (D.N.I.) No. 18,363,547; represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (hereinafter, “NN”); 5) Guibert Andrés Englebienne, Argentinean, Argentine I.D. (D.N.I.) No. 18,261,896; represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (hereinafter, “GE”); 6) Riverwood Capital LLC (formerly named Bigwood Capital, LLC), a limited liability company duly incorporated and validly existing under the laws of the State of Delaware, United States of America, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (hereinafter, “Riverwood LLC”); 7) RW Holdings Sárl, a limited liability company (Société à Responsabilité Limitée) duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (hereinafter, “Riverwood Lux” and jointly with Riverwood LLC, “Riverwood”); 8) ITO Holdings Sàrl, a limited liability company (Société à Responsabilité Limitée) duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (hereinafter, “FTV”); 9) Endeavor Global, Inc., a corporation duly incorporated and validly existing under the laws of the State of Delaware, United States of America, represented in this act by the individual who signs at the end of this instrument and acting in the capacity therein stated (hereinafter, “Endeavor Global”); and 10) IT Outsourcing S.L., a limited company duly incorporated and validly existing under the laws of the Kingdom of Spain, represented in this act by the individual or individuals who sign at the end of this instrument and acting in the capacity therein stated, and including any successor entity whether formed by conversion (including the SA referenced below), merger or otherwise (hereinafter indistinctively, “ITO” or the “Company” and together with Paldwick, Riverwood, FTV and Endeavor Global, the “Parties”).

WHEREAS

A) The Parties are the sole holders of 100% of the capital stock (including any right to be issued equity participations) and votes of the Company.

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B) It is the intention of the Parties to transform the current corporate type of company of the Company from a Sociedad Limitada to a Sociedad Anónima ("SA" and such transformation, the "Transformation"), so that the Company may, if so decided in the future, publicly offers its capital stock pursuant to an initial public offering.

C) It is in the interest of the Company and the Parties that ITO provides certain information that the Parties may require in connection with the Transformation.

NOW THEREFORE, in consideration of the mutual covenants and upon the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            US Tax Filings Covenant. ITO will provide to each Party hereto and each direct and indirect equityholders directly or indirectly affiliated with a Party hereto which person is a United States citizen, resident or entity formed under the laws thereof or any state thereof (each such Party a "US Holder") any information requested by them that is necessary for the preparation of United States of America ("US" or "U.S.") income tax returns and information returns relating to ITO and its subsidiaries, including, without limitation, information returns on U.S. Internal Revenue Service Forms 8858, 8865 and 5471. This information would include, without limitation, the income and earnings of ITO and its subsidiaries, balance sheets for ITO and its subsidiaries, earnings of ITO and its subsidiaries invested or deemed invested in U.S. property, and the identification of each U.S. person who owns at least 10% of ITO and its subsidiaries directly or by the operation of certain attribution rules, all as determined for U.S. income tax purposes.

2.            PFIC Covenants. For each fiscal year on or before the date that ITO becomes an SA, ITO will provide a determination to its direct and indirect US Holders of whether each of its subsidiaries is a passive foreign investment company for U.S. federal income tax purposes ("PFIC"). For each fiscal year ending after ITO becomes an SA, ITO will provide a determination to its direct and indirect US Holders of whether ITO is a PFIC, and, for each such year in which it is a PFIC, ITO will provide a determination to its direct and indirect US Holders of whether each of its subsidiaries is a PFIC. For each year in which ITO or any of its subsidiaries is a PFIC (as determined above), ITO will provide information to its direct and indirect US Holders sufficient to allow them to make and maintain a “qualified electing fund” election for such PFIC. In this connection, ITO will agree to provide information to the U.S. persons who are US Holders of ITO that is sufficient to allow them to determine their pro rata share of ordinary earnings and net capital gain of ITO or a PFIC subsidiary of ITO (as applicable), all as computed in accordance with U.S. federal income tax principles, and will allow the US Holders to inspect and copy such PFIC's permanent books of account, records, and such other documents as may be maintained by the PFIC to establish that the PFIC's ordinary earnings and net capital gain are computed in accordance with U.S. income tax principles, and to verify these amounts and the shareholder's pro rata shares thereof. Generally, the determination of whether a non-U.S. corporation is a PFIC will depend upon the percentage of its income for a fiscal year that is passive income, and the average percentage of its assets that produce passive income or are held for the production of passive income, all as determined for U.S. federal income tax purposes by applicable regulation.

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3.            CFC Covenant. Any new or additional investment in U.S. property by ITO or its subsidiaries (within the meaning of Section 956 of the of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), while ITO is a controlled foreign corporation (as defined in Section 957 of the Code), requires the affirmative vote of Riverwood and FTV. ITO shall use commercially reasonable efforts to avoid causing any of its US Holders to recognize “Subpart F” income within the meaning of Section 952 of the Code.

4.            GRA Covenants. ITO agrees to timely provide to any Party hereto and any direct or indirect equityholder of ITO directly or indirectly affiliated with a Party hereto and that makes a “gain recognition election” under U.S. Treasury Regulation Section 1.367(a)-8T (a "GRA") with respect to the conversion of ITO to an SA, or the reorganization of any interest in ITO owned by a equityholder of ITO directly or indirectly affiliated with a Party hereto (as contemplated in paragraph 5, below), an annual certification that a triggering event has or has not occurred for purposes of such election. Such certifications will be made for each fiscal year ending on or before the close of the fifth fiscal year (but not less than 60 months) following the close of the fiscal year in which the conversion or reorganization occurs. A “triggering event” includes, without limitation, a transfer of all or a portion of the stock of a company or corporation owned by ITO at the time of such conversion, or the disposition of substantially all the assets of any such company or corporation, subject to certain exceptions that generally apply to transfers that are tax-free under U.S. income tax rules. Furthermore, until the close of the fifth fiscal year (but not less than 60 months) following the close of the fiscal year in which the conversion or reorganization occurs with respect to which a Party hereto or any direct or indirect equityholder of ITO directly or indirectly affiliated with a Party hereto has made a GRA as described above, ITO will not sell, exchange or otherwise dispose of any of the stock, or of substantially all the assets, of any subsidiary of ITO that is treated as a foreign corporation for US federal income tax purposes as of the date of its conversion to an SA, unless ITO receives either an (i) approval from such equityholder, or (ii) an opinion of US tax counsel reasonably satisfactory to such direct or indirect equityholder of ITO, to the effect that the disposition will not be a triggering event for purposes of the GRA.

5.            Reorganization Covenant. At the request of any Party hereto or any equityholder of ITO directly or indirectly affiliated with a Party hereto and that is a foreign corporation for US federal income tax purposes substantially all the assets of which consist of shares of ITO, ITO will cooperate, in connection with any initial public offering of ITO or otherwise at the reasonable request of such equityholder, in acquiring the assets of such equityholder or otherwise reorganizing such equityholder’s interest in ITO pursuant to a transaction that either constitutes a reorganization for purposes of Section 368(a) of the Code, or is otherwise reasonably requested by such equityholder.

6.            Waiver and Authorization. The Parties hereby wave any obligation of MM, MU, NN and GE to transfer their respective equity holdings in the Company into one or more corporate vehicles wholly-owned by them, and are irrevocably authorized to continue to hold such equity holdings directly as members or shareholders of the Company.

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7.            Representations and Warranties. Each Party hereby represents and warrants that (i) it has full capacity, power (corporate or otherwise) and authority to enter into this Agreement and to perform its obligations hereunder, and that to the extent applicable, the execution of this Agreement by it has been duly authorized by all necessary and appropriate corporate action, (ii) the person executing this Agreement on behalf of each Party has full power and authority to represent that Party, (iii) the execution of this Agreement and performance of its obligations hereunder will not conflict with, or result in a breach of, or default under, (x) any agreement or instrument material to it, to which it is a party or by which it is bound or (y) any order, decree or judgment of any court or governmental agency or body, except, with respect to subclause (y), to the extent that any such conflict will not affect the ability of such party to consummate the transactions hereunder, and (iv) that this Agreement constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with the provisions set forth herein, except for any statutory limitations which may be applicable in case of bankruptcy or insolvency. In addition, each Party represents and warrants that it has, and at the effective time of any conversion of ITO into a corporation (sociedad anónima), it will have, no fixed or definite plan or intention to dispose, for U.S. federal income tax purposes, of its shares of ITO.

8.            Confidentiality. Except for the disclosure by Riverwood to prospective investors which are interested in performing a direct or indirect investment in the Company, each Party hereby agrees to maintain under strict confidentiality the execution, negotiation and all information obtained or received from the other under this Agreement, which they shall not reveal to any third parties alien to this Agreement, except: (i) to their respective attorneys, advisors, accountants, auditors, and consultants, (ii) to their respective officers, directors, limited partners and other equityholders, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as requested or required by any governmental authority pursuant to any subpoena or other legal process, (v) to the extent any such information is or becomes generally available to the public (other than as a result of prohibited disclosure by the relevant Party), and (vi)  in connection with any litigation or other adversary proceeding involving Parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement.

9.            Entire Agreement and Conflicts. This Agreement represents the entire agreement between the Parties with respect to the subject matter contained herein. Each Party acknowledges that there are no other agreements or representations between the Parties relating to the subject matter contained herein, either oral or written, express or implied, that are not embodied in this Agreement, and this Agreement represents a complete integration of all the prior agreements, understandings and documents between the Parties in connection with the subject matter contained herein.

10.          Amendments. This Agreement may not be amended or modified except in a writing executed by each of the Parties.

11.          Severability. If any provision of this Agreement or its application to any Party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to any party or circumstance, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

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12.          Governing Law; Dispute Resolution.   The validity, performance and all other matters pertaining to this Agreement shall be governed by, subject to, and construed under the laws of the United States without regard to any conflicts of laws provisions. In the event of a dispute regarding the interpretation, application or breach of this Agreement (each a "Dispute"), and if discussions between the Parties have failed to resolve the Dispute within thirty (30) days, then the relevant Dispute must be submitted by either Party to arbitration to be conducted in English under the then-current Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") by a single, neutral, independent and impartial arbitrator appointed pursuant to the Rules and, to that effect, the Party above mentioned will inform in writing to the other Party its intention to submit the Dispute to arbitration. The arbitrator's award shall be final and binding for the Parties and will include any claim, counter-claim or issue submitted to such arbitrator. The Parties hereby waive their right to file an appeal in court of such arbitrator’s award. The arbitrator's decision need not be in writing, unless so requested by a Party prior to the commencement of the arbitration process. The arbitration award shall be issued within a term of sixty (60) days following the acceptance of the arbitrator’s appointment. Costs incurred in relation to submitting the Dispute to arbitration will be paid in accordance with the decision in the arbitrator’s award. The arbitration shall occur in the city of New York, New York. It is expressly agreed that either Party may seek appropriate injunctive or other equitable relief, at any time, in a court of competent jurisdiction to enforce its rights under this Agreement.

13.          Counterparts. The Parties hereby agree that this Agreement may be executed in one or more counterparts, including facsimile signatures, each of which shall, for all purposes, be deemed an original and all of such counterparts, when taken together, shall constitute one and the same Agreement.

14.          Notices. All notices or other communications required or permitted to be given hereunder shall be (a) personally delivered with written confirmation of receipt, (b) transmitted by postage prepaid registered mail with return receipt requested (airmail if international), or (c) transmitted by facsimile transmission or telegram, with confirmed answerback or acknowledgement of receipt, and with postage prepaid mail confirmation with return receipt requested (airmail if international) to the Parties as follows:

(i) If addressed to Paldwick to:

Av. Luis Alberto Herrera 1052

Escritorio 1402,

Montevideo

República Oriental del Uruguay

Attn: Martín Migoya

With a copy to be sent to:

Ing. Butty 240, Piso 6,

Ciudad de Buenos Aires,

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Argentina

Fax: +54-11-4109-1700

Attn: Martín Migoya

(ii) If addressed to Riverwood to:

Riverwood Capital LLC

California Office:

Riverwood Capital, LLC

70 Willow Road, Suite 100

Menlo Park, CA 94025

Fax: +1-650-618-7300

Attn.: Francisco Alvarez Demalde

With a copy to be sent to:

Marval, O'Farrell & Mairal

Leandro N. Alem 928, (1001) Buenos Aires

Argentina

Fax: +54-11- 4310-0200

Attn.: Hernán Slemenson / Pablo Rojo

(ii) If addressed to FTV to:

ITO Holdings Sàrl

c/o FTVentures III, L.P.

555 California Street, 29th Floor

San Francisco, CA 94104

Tel.: +1 (415) 229-3000

Fax: +1 (415) 229-3005

Attn.: Brad Bernstein

Cc: David Haynes

With a copy to be sent to:

Kirkland & Ellis LLP

555 California Street, 28th Floor

San Francisco, CA 94104

Tel.: + 1 (415) 439-1491

Fax: +1 (415) 439-1391

Attn.: David Breach

(iv) If addressed to MM, MU, GE, or NN to:

Candioti Gatto Bicain & Ocantos

Attn.: Alejandro Candioti

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Cerrito 348, 5to B

C1010AAH Buenos Aires

Argentina

(v) If addressed to Endeavor Global to:

Endeavor Global

900 Broadway, Suite 600

New York, NY 10003 USA

Attn: Linda Rottenberg

With a copy to be sent to:

K&L Gates LLP

630 Hansen Way

Palo Alto, CA 94304 USA

Attn: David Frazee and Alejandro Fiuza

(vi) If addressed to ITO to:

C/ Velazquez 157, 5º C.

28002 Madrid

Spain

Attn: Alfonso Maillo

With a copy to be sent to:

Candioti Gatto Bicain & Ocantos

Attn.: Alejandro Candioti

Cerrito 348, 5to B

C1010AAH Buenos Aires

Argentina

and with a copy to be sent to:

Ing. Butty 240, Piso 6,

Ciudad de Buenos Aires,

Argentina

Fax: +54-11 4109-1700

Attn.: Martín Migoya

Additionally, the Parties hereby expressly acknowledge that any judicial or arbitration pleadings may be duly served upon serving notice to such domiciles.

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15.          Non-Waiver. No delay or failure by either Party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

16.          Non-Assignment or Delegation. Neither Party may assign this Agreement or delegate any rights or obligations hereunder (other than to affiliated entities) without the prior written consent of the other Party.

17.          Successors. This Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of each of the Parties.

18.          Cooperation and Further Assurances. The Parties hereby agree to cooperate and to execute all documents and instruments reasonably required in order to consummate the transactions contemplated in this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Endeavor Global, Inc.	MARTIN MIGOYA

/s/ Linda Rottenberg	/s/ Martin Migoya
Name: Linda Rottenberg	Name:
Title: Co-Founder & CEO	Title:

Riverwood Capital LLC	MARTIN GONZALO UMARAN

/s/ Francisco Alvarez Demalde	/s/ Martin Gonzalo Umaran
Name: Francisco Alvarez Demalde	Name:
Title: Partner	Title:

RW Holdings, Sàrl	GUIBERT ENGLEBIENNE

/s/ Francisco Alvarez Demalde	/s/ Guibert Englebienne
Name: Francisco Alvarez Demalde	Name:
Title: Director	Title:

ITO Holdings Sàrl	NESTOR AUGUSTO NOCETTI

/s/ David A. Haynes	/s/ Nestor Augusto Nocetti
Name: David A. Haynes	Name:
Title: A Manager	Title:

Paldwick S.A.	IT Outsourcing S.L.

/s/ Alejandro Candioti	/s/ Nestor Nocetti
Name: Alejandro Candioti	Name: Nestor Nocetti
Title: Attorney-in-fact	Title: Attorney in fact IT Outsourcing SL

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For purposes of granting the marital consent required by Section 1277 of the Argentine Civil Code:

Carolina Pinciroli

/s/ Carolina Pinciroli
Name: Carolina Pinciroli
Title:

María Victoria Albornoz

/s/ María Victoria Albornoz
Name: María Victoria Albornoz
Title:

Silvana Laura Gaggiotti

/s/ Silvana Laura Gaggiotti
Name: Silvana Laura Gaggiotti
Title:

María Alejandra Fasce

/s/ María Alejandra Fasce
Name: María Alejandra Fasce
Title:

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